                          NORTHFIELD FEDERAL SAVINGS
                          401(K) PROFIT SHARING PLAN

          INVESTMENT ELECTION UPON INITIAL OFFERING OF COMPANY STOCK


All Participants in the Northfield Federal Savings 401(k) Profit Sharing Plan will be given an opportunity to make a one-time election to purchase Company stock under the plan with all or a portion of their existing account balance. Once this one-time election period ends, no additional Company stock will be offered as an investment under the plan.

If you wish to use some or all of your assets presently invested in other funds for the purchase of Company stock, please indicate your election below:

I WISH TO DESIGNATE THE FOLLOWING PERCENTAGE(S) OF MY ASSETS TO BE USED FOR THE PURCHASE OF COMPANY STOCK:

                                                                        PERCENTAGE TO BE
                                                                       USED FOR PURCHASE
                                                                        OF COMPANY STOCK
                                                                        ----------------
     Assets presently in Small World Fund                               _______________%

     Assets presently in Growth Fund of America                         _______________%

     Assets presently in Investment Company of America                  _______________%

     Assets presently in Cash Management Trust of America               _______________%

     Assets presently in U.S. Government Guaranteed Securities Fund     _______________%


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Date                          Signature of Participant


                              --------------------------------------------------
                              PRINT NAME
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                          NORTHFIELD FEDERAL SAVINGS
                          401(K) PROFIT SHARING PLAN

                  PARTICIPANT'S DIRECTED INVESTMENT ELECTION


As a Participant under the Northfield Federal Savings 401(k) Profit Sharing Plan, I hereby elect to direct the Trustees of the Plan as to the investment of my account balance, subject to the provisions of the Plan regarding directed investments.

I understand that my directed investment account shall not share in the general Trust Fund earnings, but shall be charged or credited as appropriate with the net earnings, gains, losses and expenses as well as appreciations or depreciations in market value of assets during each Plan Year attributable to such account. I also understand that my account will be charged with any costs of expenses attributable to the establishment and/or maintenance of my directed investment account.

I understand the Trustees shall not be responsible or liable for any loss or expense which may arise or result from compliance with any directions I may give.

This designation shall remain in effect until such time as I specifically revoke it by filling a new PARTICIPANT'S DIRECTED INVESTMENT ELECTION before January 1st of the year of revocation.

IN WITNESS WHEREOF, the undersigned has hereto set (his) (her) hand and seal this ______ day of _______________________, 19__.


                        DIRECTED INVESTMENT ALLOCATION
                             AMERICAN FUNDS GROUP

______% ______ SMALL World Fund

______% ______ The Growth Fund of America

______% ______ The Investment Company of America

______% ______ The Cash Management Trust of America

______% ______ U.S. Government Guaranteed Securities Fund

______%        Total Percentage Must Equal 100%

( )  A.  Future Contributions Only          ( )  B.  My Existing Account Balance

                    ( )  C.  Future Contributions as well
                              as existing account balance


- -------------------------------     -------------------------------------------
(Witness)                           (Participant)


- -------------------------------     -------------------------------------------
For the Trustees                         For the Administrator